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Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-00346, 33-06609, 33-50692, 333-34139 and 333-52139) of Media
100 Inc. of our report dated November 3, 1999, with respect to the consolidated financial statements and schedules of Digital Origin, Inc. (not presented separately therein), included in the Current Report (Form 8-K) dated December 29, 2000.

                                               /s/ ERNST & YOUNG LLP

San Jose, California
December 22, 2000